Exhibit 99.04
Southern Company
EPS Earnings Analysis
Three Months Ended March 2011

Cents	Description

0.12	Retail Revenue Impacts

(0.07)	Weather

(0.05)	Wholesale Revenues

0.01	Other Operating Revenues

(0.03)	Non-Fuel O&M

(0.06)	Depreciation & Amortization

(0.01)	Other Income & Deductions

(0.01)	Taxes Other Than Income Taxes

(0.02)	Income Taxes

($0.12)	Total Traditional Operating Companies

0.03	Southern Power

(0.01)	Increase in Shares

($0.10)	Total Change in YTD EPS (As Reported)

Notes
-	Information contained in this report is subject to audit and adjustments. Certain classifications may be different from final results published in the Form 10-Q.